UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 6, 2024
Date of Report (date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02     Results of Operations and Financial Condition

On November 7, 2024, DENTSPLY SIRONA Inc. (the “Company”) issued a press release regarding the Company’s financial results for its third fiscal quarter ended September 30, 2024. A copy of the Company’s press release is furnished as Exhibit 99.1.

The information contained in this Current Report on Form 8-K pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2024, the Company appointed Kevin J. Czerney, currently the Company’s Vice President, Chief Audit Executive, to the role of Vice President & Chief Accounting Officer, a position in which he will be the Company’s principal accounting officer for purposes of the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

Mr. Czerney, age 41, currently serves as the Company’s Vice President, Chief Audit Executive, a position he has held since March 2022. As Chief Audit Executive, Mr. Czerney has been responsible for the Company’s corporate audit function, ensuring the effectiveness of internal control over financial reporting, managing the annual audit plan, and leading the Company’s enterprise risk management program across the organization. Previously, Mr. Czerney served as Assistant Corporate Controller for MSCI Inc. (“MSCI”) from January 2019 until February 2022. Prior to MSCI, Mr. Czerney was the Director, SEC Reporting and Corporate Accounting at Stryker Corporation from 2017 to 2019 and previously held roles of increasing responsibility at Honeywell International Inc. Mr. Czerney is a Certified Public Accountant (Active) and started his career at PricewaterhouseCoopers LLP. He received his B.B.A. in Accounting and M.S. in Accountancy from Western Michigan University.

Pursuant to his promotion letter, Mr. Czerney will be paid an annual base salary of $385,000. He will also be eligible for (i) a target annual bonus of 45% of his base salary (on a pro-rated basis for 2024) as part of and subject to the conditions of the Company’s Annual incentive Plan and (ii) an annual equity award with a target expected value of $220,000, with the first grant to be issued in 2025.

Mr. Czerney does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Additionally, on November 6, 2024, the Company appointed Simon D. Campion, the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors, to the additional role of interim principal financial officer for purposes of the Company’s filings with the SEC.

For Mr. Campion’s biographical information, see the disclosure included under the heading “Director Biographies” on page 14 of the Company’s definitive proxy statement on Schedule 14A for its 2024 annual meeting of stockholders filed with the SEC on April 10, 2024, which disclosure is incorporated herein by reference.

Mr. Campion does not have any family relationship with any other director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. No new compensatory arrangements will be entered into with Mr. Campion in connection with his assuming the responsibilities as the Company’s interim principal financial officer.

The appointments of Mr. Czerney and Mr. Campion will be effective as of close of business on November 7, 2024, the date upon which Glenn G. Coleman will resign as the Company’s Executive Vice President, Chief Financial Officer, principal financial officer, and interim principal accounting officer, as has been previously disclosed.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	DENTSPLY SIRONA Inc. Press release issued November 7, 2024, as referenced in Items 2.02

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Richard C. Rosenzweig
Richard C. Rosenzweig
Executive Vice President, Corporate Development,
General Counsel and Secretary

Date: November 7, 2024